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                                                                   Exhibit 10.12

                          EINSTEIN BROS. BAGELS, INC.
                             BOSTON CHICKEN, INC.

                             AMENDED AND RESTATED
               ACCOUNTING AND ADMINISTRATION SERVICES AGREEMENT
               ------------------------------------------------


     This Amended and Restated Accounting and Administration Services Agreement ("Agreement") is made as of the 28th day of May, 1996, by and between Einstein Bros. Bagels, Inc., a Delaware corporation ("EBBI") (formerly Progressive Bagel Concepts, Inc.), and Boston Chicken, Inc., a Delaware corporation ("BCI").


                                    RECITALS
                                    --------

     1. EBBI desires that BCI assist it, its subsidiaries, and its and their franchisees in maintaining certain accounting records, performing certain accounting activities, preparing certain financial reports required for financial reporting purposes, handling certain option administration functions, and employee benefit, human resources, insurance, and recordkeeping services, and providing certain other administrative support services.

     2. BCI and EBBI entered into that certain Accounting and Administration Services Agreement dated March 24, 1995. BCI has agreed to amend and restate such agreement pursuant to which BCI would perform such services for EBBI upon the terms and subject to the conditions hereinafter provided.


                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Accounting Services.
          -------------------

          1.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to EBBI for each retail bagel store location owned, operated, or franchised by EBBI or any subsidiary of EBBI (each a "Unit"), to EBBI as an entity, and to each franchise or subsidiary of EBBI as an entity (each an "Entity"), the following accounting services (the "Services"):

              (a) per-Unit and per-Entity calculation of revenue and expenses by accounting category per BCI's standard chart of accounts;

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               (b) administration and maintenance of corporate payroll, and administration of the processing of payroll and calculation of applicable tax and other withholdings relating to the Units or Entities through BCI's designated payroll service bureau;

               (c) administration of accounts payable (including check generation) for each Entity;

               (d) administration of recurring cash transfers between EBBI's applicable Unit and Entity bank accounts;

               (e) maintenance of lease files and compliance with reporting and disbursement obligations thereunder;

               (f) administration and maintenance of a general ledger trial balance, balance sheet, income statement and certain other Entity and Unit reports by accounting category per BCI's standard chart of accounts and consistent with periodic reports BCI customarily prepares in the normal course of business to manage its financial affairs, and periodic distribution of such reports using BCI's Report Distribution System;

               (g) maintenance of all accounting records supporting EBBI's and each other Entity's financial statements (consistent with BCI's record retention program) in reasonable fashion separate and discrete from the accounting records of BCI; and

               (h) preparation of period end reconciliations and associated period end journal entries for all balance sheet accounts.

          1.2 The Services shall not include any of the following, each of which is the sole responsibility of EBBI or such other Entity:

               (a) selection of accounting policies to be applied to EBBI's or such other Entity's books and records; however, BCI will consistently apply the appropriate policies selected by EBBI or such other Entity;

               (b) negotiation of terms and conditions between EBBI or such other Entity and suppliers, vendors, and others, such as remittance due dates and discounts;

               (c) quarterly review and edit of EBBI's or such other Entity's vendor masterfile for current and accurate data; however, BCI will appropriately apply updates to the vendor masterfile as directed by EBBI or such other Entity;

               (d) signature and final release of trade accounts payable disbursement checks in excess of $200,000;

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               (e) final review and approval of annual financial statements;

               (f) cash investment activities; however, BCI will initiate and manage repetitive and/or fixed cash management activities as directed in writing by EBBI or such other Entity;

               (g) approval and coding of invoices for disbursement;

               (h) preparation of budgets (except that BCI will develop a budget process and calendar to facilitate the preparation of annual budgets by EBBI and each other Entity); and

               (i) preparation, filing, or signing of any tax returns required to be filed by EBBI or such other Entity, with the exception of sales and use tax returns which will be prepared, but not, however, filed or signed by BCI.

          1.3 EBBI agrees to effectively apply locally the policies and procedures defined in BCI's Accounting Manual (and in particular Accounting Policy and Procedures Bulletin 93-13), as the same may be modified and updated from time to time, on a timely basis and to conform to the configurations and standard chart of accounts of BCI and to cause each other Entity and Unit to do the same, which actions and compliance shall be a condition to BCI's obligations hereunder. In the event that EBBI or other Entities and Units deviate from such policies, procedures, configurations, or standard chart of accounts, EBBI shall reimburse BCI for all costs and expenses incurred as a result of such deviation.

          1.4 EBBI agrees to utilize BCI's designated auditors and tax consultants for annual audit and tax return preparation activities and to cause each other Entity and Unit to do the same.

          1.5 EBBI agrees to utilize BCI's designated bankers (except for Unit bank accounts) and credit card processor for all corporate cash management activities and to cause each other Entity and Unit to do the same.

          1.6 EBBI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the Services in such form, format, or media as BCI may reasonably request, to make available the officers of EBBI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each other Entity and Unit to do the same.

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     2.   Administrative Services.
          -----------------------

          2.1 Upon the terms and subject to the conditions set forth in this Agreement, BCI shall provide to EBBI, each other Entity and Unit the following administrative services (the "Admin. Items").

               (a) Bid, negotiate, and establish (but not administer) health, dental, disability, life, and 401K benefit programs and accounts on behalf of EBBI and each other Entity for each covered employee thereof.

               (b) Bid, negotiate, establish, and administer a Directors and Officers Liability Insurance program annually on behalf of EBBI.

               (c) Bid, negotiate, establish, and administer property, liability, umbrella, and related insurance programs annually on behalf of EBBI and each other Entity.

               (d) Bid, negotiate, establish, and administer a Workers Compensation insurance program annually on behalf of EBBI and each other Entity.

               (e) Perform claims reduction programs for each of the above insurance programs.

               (f) Set up and administer option accounts, including option grant summaries, vesting, and option exercise bookkeeping and administration for optionees of EBBI.

               (g) Perform year-end accrual analyses for health, dental, and FLEX Plans on behalf of EBBI and each other Entity.

               (h) Bid, negotiate, establish, and administer office supply services for EBBI.

               (i) Bid, negotiate, establish, and administer express mail services for EBBI.

               (j) Research, negotiate, and purchase office furniture and equipment for EBBI.

               (k) Assist with internal moves and cubicle reconfiguration for EBBI.

               (l) Negotiate, establish, and administer document retrieval, destruction, and off-site storage services for EBBI.

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          2.2 EBBI agrees to supply BCI all information, materials, data, and documents necessary or advisable to properly perform the Admin. Items in such form, format, or media as BCI may reasonably request, to make available the officers of EBBI to answer any inquiries in connection therewith, and to cooperate with BCI in the performance of its duties and to cause each other Entity and Unit to do the same.

     3.   Fees for Services, Admin. Items, and Expense Reimbursement.
          ----------------------------------------------------------

          3.1 In consideration of the Services and Admin. Items, EBBI agrees to pay to BCI accounting and administrative fees, as follows:

               (a) a base fee for services to EBBI payable by EBBI for each four-week accounting period of BCI ("Accounting Period") of $30,000 (the "Base and a supplemental base fee for services to each other Entity payable by EBBI for each Accounting Period of $4,500 per such entity, which fees may be increased cumulatively not more than 10% per fiscal year at the sole discretion of BCI effective upon written notice thereof;

               (b) a unit fee for each Unit open and operating during all or any portion of such Accounting Period, which unit fee shall depend on the number of Units directly owned by a single Entity, and shall be equal to $850 per Accounting Period for each such directly owned Unit open and operating during all or any portion of such Accounting Period, until the Entity directly owning such Unit opens and operates twelve or more Units;

               (c) after the Entity directly owning such Units opens its twelfth Unit and prior to the opening of the thirtieth Unit directly owned by such Entity, the fee payable by EBBI for each Accounting Period shall be the Base Fee plus $750 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (d) after the Entity directly owning such Units opens its thirtieth Unit and prior to the opening of the fiftieth Unit directly owned by such Entity, the fee payable by EBBI for each Accounting Period shall be the Base Fee plus $650 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (e) after the Entity directly owning such Units opens its fiftieth Unit and prior to the opening of the hundredth Unit directly owned by such Entity, the fee payable by EBBI for each Accounting Period shall be the Base Fee plus $550 for each such directly owned Unit open and operating during all or any portion of such Accounting Period;

               (f) after the Entity directly owning such Units opens its hundredth Unit and prior to the opening of the two hundredth Unit directly owned by such Entity, the fee payable by EBBI for each Accounting Period shall be the Base Fee plus $450 for

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each such directly owned Unit open and operating during all or any portion of such Accounting Period; and

               (g) after the Entity directly owning such Units opens its two hundredth Unit and for all Units opened thereafter directly owned by such Entity, the fee payable by EBBI for each Accounting Period shall be the Base Fee plus $350 for each such directly owned Unit open and operating during all or any portion of such Accounting Period.

In the event that the Units and the Entity directly owning such Units meet certain reporting requirements, administrative procedure compliance requirements, and timeliness deadlines as BCI may establish and announce from time to time in its sole discretion, the unit fees set forth in (b) through (g), above shall be reduced for such complying Entity to $700, $600, $500, $400, $300, and $250, respectively.

          3.2 In addition to the payment of fees as specified in Section 3.1 of this Agreement, EBBI shall reimburse BCI for all non-ordinary, out-of-pocket expenses incurred by BCI or its affiliates in connection with the Services and Admin. Items rendered by BCI hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses in excess of $50,000, however, must be approved by EBBI prior to incurring such expense. Expenses payable under this Section 3.2 shall be paid promptly in the manner specified for vendor payments in the ordinary course of business pursuant to this Agreement.

          3.3 In addition to the Services and Admin. Items, BCI may agree in its sole discretion to provide other accounting and administrative services to EBBI from time to time of a nature not specifically delineated herein on such terms and for such fees as shall be mutually determined by BCI and EBBI

     4.   Term of Services.
          ----------------

          4.1 The term of this Agreement shall expire on March 26, 1998, unless the parties mutually agree to extend such term; provided that either party hereto may terminate this Agreement during the term upon 180 days' prior written notice to the other party; and provided further that BCI may terminate this Agreement without notice and cease rendering the Services and Admin. Items hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15 day period.

          4.2 Termination of this Agreement shall terminate BCI's obligations to provide the Services and Admin. Items. Upon termination of this Agreement, EBBI shall pay to BCI the fees due BCI in accordance with Section 3.1 hereof for the Services and Admin. Items rendered by BCI through the date of termination and reimburse BCI in accordance with Section 3.2 hereof for expenses incurred by BCI in connection with the Services and Admin. Items

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rendered by BCI through the date of termination. Upon termination of this
Agreement, BCI will reasonably cooperate with EBBI in the archiving and retrieval of records and transition of services at EBBI's expense.

     5.   Payment of Amounts due Hereunder; Liability.
          -------------------------------------------

          5.1 BCI will calculate and EBBI hereby authorizes BCI to collect through electronic funds transfer, at the end of each Accounting Period, the total dollar amount of all fees and expenses due to BCI hereunder.

          5.2 BCI shall not be liable for any cost, damage, expense, or loss of EBBI, its franchisees, or their owners, partners, shareholders, officers, members, directors, employees, suppliers, or vendors, or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of BCI to perform any of the Services or Admin. Items for EBBI, the other Entities, the Units, or employees of any of them, hereunder or the misperformance of any such Services or Admin. Items, except to the extent such failure to perform or such misperformance is the result of BCI's willful misconduct or gross negligence, in which event Company's liability shall not exceed its fee for such Services or Admin. Items hereunder for the Accounting Period in question (plus, in the case of employee theft or embezzlement, the limits of BCI's insurance applicable thereto), or (ii) reliance by EBBI, the other Entities, the Units, or employees of any of them on any data or advice BCI may provide pursuant to this Agreement. In no event will BCI be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).

          5.3 BCI MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR ADMIN. ITEMS PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

     6.   Miscellaneous.
          -------------

          6.1 In performing the Services and Admin. Items set forth in this Agreement, BCI will have neither express nor implied power to execute agreements on behalf of EBBI, the other Entities, or their employees, or in any manner bind EBBI, the other Entities, or their employees, as to any matter not within the scope of this Agreement.

          6.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

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               If to EBBI:

               Einstein Bros. Bagels, Inc.
               1526 Cole Blvd.
               Suite 200
               Golden, CO 80401
               Attention:  Chief Financial Officer

               If to BCI:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               Golden, CO 80401
               Attention:  Senior Vice President - Accounting & Administration
               Facsimile:  (303) 384-5340

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

          6.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          6.4 A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

          6.5 This Agreement may be amended or modified only by a written instrument signed by each of the parties hereto.

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          6.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either or oral or written, with respect thereto.

          6.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

          6.8 This Agreement may not be assigned by EBBI without the prior written consent of BCI. This Agreement may not be assigned by BCI without the prior written consent of EBBI, which will not be unreasonably withheld; provided, that BCI may assign this agreement to any affiliate of BCI without the prior written consent of EBBI.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    EINSTEIN BROS. BAGELS, INC.

                                    By:     /s/ Paul Strasen
                                    Title:  Vice President

                                    BOSTON CHICKEN, INC.

                                    By:     /s/ Donald J. Bingle
                                    Title:  Vice President


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